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EXHIBIT 21

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
SUBSIDIARY ORGANIZATION                             JURISDICTION OF
------------------------                            ---------------

ROV Holding, Inc.                                   Delaware

Rayovac Europe B.V.                                 Netherlands

Rayovac Far East Limited                            Hong Kong

Rayovac Canada Inc.                                 Canada

Rayovac Europe Limited                              United Kingdom

Rayovac (UK) Limited                                United Kingdom

Rovcal, Inc.                                        California

Rayovac Latin America Ltd.                          Cayman Islands

Rayovac Overseas Corp.                              Panama

Rayovac Dominican Republic, S.A.                    Dominican Republic

Rayovac Venezuela, S.A.                             Venezuela

Rayovac Colombia, S.A.                              Colombia

Rayovac Guatemala, S.A.                             Guatemala

Distribuidora Rayovac Honduras, S.A.                Honduras

Rayovac El Salvador, S.A. de C.V.                   El Salvador

Distribuidora Rayovac Guatemala, S.A.               Guatemala

Ray-O-Vac de Mexico, S.A. de C.V.                   Mexico

Rayovac Honduras, S.A.                              Honduras

Rayovac Costa Rica, S.A.                            Costa Rica


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Rayovac Argentina S.R.L.                            Argentina

Rayovac Chile Ltda.                                 Chile

Rayovac Foreign Sales Corporation                   Barbados

Zoephos International N.V.                          Netherlands

Minera Vidaluz, S.A. de C.V.                        Mexico

Brisco Electronics B.V.                             Netherlands

Brisco Electronics GmbH                             Germany
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